As filed with the Securities and Exchange Commission on November 21, 2006

Registration No. 333-3656

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

ADEPT TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	94-2900635
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3011 Triad Drive

Livermore, CA 94551

(Address of Principal Executive Offices) (Zip Code)

1995 Director Option Plan

(Full title of the Plan)

Steven L. Moore

Vice President, Finance and Chief Financial Officer

Adept Technology, Inc.

3011 Triad Drive, Livermore, CA 94551

(Name and Address of Agent for Service)

(925) 245-3400

(Telephone number, including area code, of agent for service)

Copies to:

Lisa A. Fontenot, Esq.

Gibson, Dunn & Crutcher LLP

One Montgomery Street, 31st Floor

San Francisco, California 94104

(415) 393-8200

Explanatory Note

This Post-Effective Amendment No. 1 to that certain Registration Statement on Form S-8 filed by Adept-California with the Securities and Exchange Commission (the “Commission”) on April 12, 1996 and bearing Registration Number 333-3656 (the “Registration Statement”), is being filed by the Registrant, which is the successor to Adept-California following the Merger as described below. Because there are no additional shares being registered, and the registration fee was paid upon the filing of the Registration Statement, no further registration fee is required.

On November 4, 2005, Adept Technology, Inc., a California corporation (“Adept-California”), merged (the “Merger”) with and into Adept Technology, Inc., a Delaware corporation (“Adept-Delaware” or the “Registrant”) and a wholly-owned subsidiary of Adept-California, with the Registrant surviving the Merger. The Merger was effected pursuant to that certain Agreement and Plan of Merger dated November 4, 2005 (the “Merger Agreement”), which was approved by the stockholders of Adept-California at its Annual Meeting of Stockholders held on November 3, 2005. As a result of the Merger, (i) each share of common stock, no par value, of Adept-California issued and outstanding was converted into a share of common stock, $0.001 par value, of Adept-Delaware; and (ii) each option, warrant, convertible note or other right to acquire shares of Adept-California’s common stock was converted into and became an equivalent option, warrant, convertible note or other right to acquire an equal number of shares of Adept-Delaware’s common stock on the same terms and conditions and at an exercise price per share equal to the exercise price applicable to any such Adept-California option, warrant or other right immediately prior to the reincorporation. Accordingly, all of the Adept-California shares of common stock previously registered under the 1995 Director Option Plan are now shares of common stock of the Registrant.

Pursuant to Rule 414(d) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), the Registrant hereby adopts the Registration Statement as its own registration statement for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Moreover, the Registrant hereby amends and restates the items of the Registration Statement as set forth herein for the purpose of reflecting material changes resulting from the Merger.

This Post-Effective Amendment No. 1 to the Registration Statement shall hereafter become effective in accordance with Rule 462 promulgated under the Securities Act.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Pursuant to the instructions to Form S-8, Part I (Information Required in the Section 10(a) Prospectus) is not filed as part of this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2006, as filed with the Commission on October 13, 2006, including all material incorporated by reference therein;

(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006, as filed with the Commission on November 14, 2006;

(c)	The Registrant’s Current Reports on Form 8-K, as filed with the Commission on August 21, 2006, October 20, 2006, October 23, 2006, and November 20, 2006;

(d)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act, since the end of the fiscal year covered by the Annual Report referred to in (a) above; and

(e)	The description of the Common Stock contained in the Registration Statement on Form 8-A filed with the Commission on October 31, 1995 pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents, provided, however, that the Registrant is not incorporating any information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K.

Any document, and any statement contained in a document, incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such document or statement. Any such document or statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Subject to the foregoing, all information appearing in this Registration Statement is qualified in its entirety by the information appearing in the documents incorporated by reference.

Item 4.	Description of Securities

Not Applicable.

Item 5.	Interests of Named Experts and Counsel

Not Applicable.

Item 6.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (the “DGCL”) permits a corporation to indemnify any of its directors and officers who was or is a party or is threatened to be made a party to any third party proceeding by reason of the fact that such person is or was a director or officer of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person’s conduct was unlawful. In a derivative action (i.e., an action by or in the right of a corporation), a corporation is permitted to indemnify any of its directors and officers for expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

As permitted by Section 102(b)(7) of the DGCL, the Registrant’s Certificate of Incorporation (the “Charter”) provides that, to the fullest extent permitted by the DGCL, a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, or (iv) for any transaction from which the director derived an improper personal benefit. In addition, the Charter provides that, to the fullest extent permitted by applicable law, the Registrant is authorized to provide indemnification of and advancement of expenses to directors, officers, employees and other agents of the Registrant through bylaw provisions, agreements with such persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement of expenses otherwise permitted by Section 145 of the DGCL, subject only to the limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to a corporation, its stockholders and others.

As permitted by Section 145 of the DGCL, the Registrant’s Bylaws (the “Bylaws”) provide that: (a) the Registrant is required, to the maximum extent and in the manner permitted by the DGCL, to indemnify each of its directors and officers and persons serving in such capacities in other business entities (including, for example, subsidiaries of the Registrant) against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding; (b) the rights to indemnification conferred in the Bylaws are not exclusive and the Registrant is authorized to enter into indemnification agreements with such directors and officers; (c) the Registrant is authorized to maintain director and officer liability insurance to protect itself and any director or officer of the Registrant against any expense, liability or loss, whether or not the Registrant would have the power to indemnify such person against such expense, liability or loss under the DGCL; and (d) any amendment, repeal or modification of the indemnifications provisions contained in the Bylaws that adversely affects any right of an indemnitee shall be prospective only.

In addition to the above, the Registrant has entered into indemnification agreements with each of its directors and officers. The indemnification agreements provide directors and officers with the same indemnification and advancement of expenses by the Registrant as described above and to the fullest extent permitted by future Delaware law that expands the permissible scope of indemnification. The Registrant also provides insurance pursuant to which directors and directors are indemnified or insured against liability or loss under certain circumstances.

Item 7.	Exemption from Registration Claimed

Not Applicable.

Item 8.	Exhibits

Exhibit Number	Exhibit
2.1	Agreement and Plan of Merger dated November 4, 2005 between Adept-Delaware and Adept-California (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed with the Commission on November 8, 2005).

4.1	Certificate of Incorporation of Adept-Delaware, as filed with the Delaware Secretary of State on August 17, 2005 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Commission on November 8, 2005).

4.2	Certificate of Amendment of Certificate of Incorporation of Adept-Delaware, as filed with the Delaware Secretary of State on November 4, 2005 (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed with the Commission on November 8, 2005).

4.3	Bylaws of Adept-Delaware, as adopted on August 18, 2005 (incorporated by reference to Exhibit 3.3 to the Current Report on Form 8-K filed with the Commission on November 8, 2005).

4.4	Specimen of Common Stock Certificate of Adept-Delaware (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K12G3 filed with the Commission on November 10, 2005).

4.5	Reference is made to the Registrant’s Registration Statement on Form 8-A filed with the Commission on October 31, 1995 incorporated by reference pursuant to Item 3(e) (incorporated by reference to the Registrant’s Current Report on Form 8-K12G3 filed on November 10, 2005).

4.6	1995 Director Option Plan, as amended (incorporated by reference to Exhibit 4.4 to the Registrant’s Registration Statement on Form S-8 (Registration No. 333-3656) filed with the Commission on April 12, 1996).

5.1	Legal Opinion of Gibson, Dunn & Crutcher LLP.

23.1	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm.

23.3	Consent of Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included on the signature page to this Registration Statement on Form S-8).

Item 9.	Undertakings

A. The undersigned Registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (A)(1)(i) and (A)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference into this Registration Statement;

(2) that for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold upon the termination of the offering;

(4) that, for the purpose of determining liability under the Securities Act to any purchaser: each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

(5) that, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities: the Registrant undertakes that in a primary offering of securities of the Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and (iv) any other communication that is an offer in the offering made by the Registrant to the purchaser.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing indemnity provisions in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Livermore, State of California, on this 16th day of November, 2006.

ADEPT TECHNOLOGY, INC.

By:	/s/ Steven L. Moore
Steven L. Moore
Vice President, Finance and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

That each such person whose signature appears below constitutes and appoints, jointly and severally, Robert H. Bucher and Steven L. Moore, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, including pre-effective and post-effective amendments, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name and Signature	Title	Date

/s/ Robert H. Bucher Robert H. Bucher	President and Chief Executive Officer (Principal Executive Officer)	November 16, 2006

/s/ Steven L. Moore Steven L. Moore	Vice President, Finance and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 16, 2006

/s/ Charles H. Finnie Robert J. Majteles	Director	November 16, 2006

/s/ A. Richard Juelis A. Richard Juelis	Director	November 16, 2006

/s/ Michael P. Kelly Michael P. Kelly	Director and Chairman of the Board	November 16, 2006

/s/ Robert J. Majteles Robert J. Majteles	Director	November 16, 2006

/s/ Herbert J. Martin Herbert J. Martin	Director	November 16, 2006

/s/ Cary R. Mock Cary R. Mock	Director	November 16, 2006

EXHIBIT INDEX

Exhibit Number	Exhibit
2.1	Agreement and Plan of Merger dated November 4, 2005 between Adept-Delaware and Adept-California (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed with the Commission on November 8, 2005).

4.1	Certificate of Incorporation of Adept-Delaware, as filed with the Delaware Secretary of State on August 17, 2005 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Commission on November 8, 2005).

4.2	Certificate of Amendment of Certificate of Incorporation of Adept-Delaware, as filed with the Delaware Secretary of State on November 4, 2005 (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed with the Commission on November 8, 2005).

4.3	Bylaws of Adept-Delaware, as adopted on August 18, 2005 (incorporated by reference to Exhibit 3.3 to the Current Report on Form 8-K filed with the Commission on November 8, 2005).

4.4	Specimen of Common Stock Certificate of Adept-Delaware (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K12G3 filed with the Commission on November 10, 2005).

4.5	Reference is made to the Registrant’s Registration Statement on Form 8-A filed with the Commission on October 31, 1995 incorporated by reference pursuant to Item 3(e) (Incorporated by reference to the Registrant’s Current Report on Form 8-K12G3 filed on November 10, 2005).

4.6	1995 Director Option Plan, as amended (incorporated by reference to Exhibit 4.4 to the Registrant’s Registration Statement on Form S-8 (Registration No. 333-3656) filed with the Commission on April 12, 1996).

5.1	Legal Opinion of Gibson, Dunn & Crutcher LLP.

23.1	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm.

23.3	Consent of Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included on the signature page to this Registration Statement on Form S-8).